Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the combined shelf Registration Statement (Form S-3, No. 333-62172) of Emmis Communications Corporation and Emmis Operating Company of our reports dated May 16, 2005, with respect to the consolidated financial statements of Emmis Communications Corporation, Emmis Communications Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Emmis Communications Corporation, included in this Annual Report (Form 10-K) for the year ended February 28, 2005.

We also consent to the incorporation by reference in the Registration Statements (Form S-8), pertaining to the Emmis Communications Corporation 1994 Equity Incentive Plan (No. 33-83890); the Emmis Communications Corporation 1995 Equity Incentive Plan and the Non-Employee Director Stock Option Plan (No. 333-14657); the Emmis Communications Corporation 1997 Equity Incentive Plan, the 1999 Equity Incentive Plan and the Employee Stock Purchase Agreement (No. 333-42878); the Emmis Communications Corporation 2001 Equity Incentive Plan (No. 333-71904); the Emmis Communications Corporation 2002 Equity Compensation Plan (No. 333-92318); the Emmis Operating Company 401(k) Plan and Emmis Operating Company 401(k) Plan Two (No. 333-105724), and the Emmis Communications Corporation 2004 Equity Compensation Plan (No. 333-117033) of Emmis Communications Corporation and Emmis Operating Company of our reports dated May 16, 2005, with respect to the consolidated financial statements of Emmis Communications Corporation, Emmis Communications Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Emmis Communications Corporation, included in this Annual Report (Form 10-K) for the year ended February 28, 2005.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
May 16, 2005